October 26, 1999



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, DC 20549
OPINION OF COUNSEL


It is the opinion of the undersigned counsel for the Company that the shares being registered and referred to herein, will, when sold, be legally issued, fully paid and nonassessable.



HENDERSON, WETHERILL, O'HEY & HORSEY

                                                   BY: /s/ Edward Fackenthal
                                                       ------------------------
                                                           Edward Fackenthal